Exhibit 99.1

FOR IMMEDIATE RELEASE

Pervasip Goes Virtual

White Plains, NY — October 3, 2014 - - Pervasip Corp. (OTC Pink: PVSP) announced that it entered into an agreement to sell and license back its award-winning VoIP technology platform.

Pervasip’s Chief Executive Officer, Paul Riss, stated, “We have restructured our operations by selling a copy of the software we developed to one of our customers and exchanging fixed operating costs for variable costs, so that we can continue to be a mobile VoIP company without incurring expensive overhead. We plan to operate in the cloud, and keep our monthly recurring costs as low as possible.”

“We believe in the power of our cloud-based technology, but without having the financing that we needed to grow our customer base, it made more sense for us to extract value from our software to help us move forward,” continued Riss. “Instead of paying fixed salaries and fixed costs for collocation facilities and circuits, we are changing our business model, so that all our costs of providing mobile VoIP services, including technical support and customer service, are a percentage of our revenue dollar.”

Pervasip agreed to receive 40 million shares of common stock of Valuesetters, Inc. to complete this transaction. Pervasip continues to own its VoIP technology, but Valuesetters is also an owner and is operating the software and providing technical support and customer service for Pervasip.

About Pervasip

Pervasip delivers mobile VoIP and video telephone service anywhere in the world that has a stable broadband connection. In addition to international telephone numbers from 57 countries for mobile phone users, with unlimited inbound calling, it offers several international outbound calling plans, including some of the lowest rates to international mobile phones.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.